Exhibit 99.1

Paycor Announces Second Quarter Fiscal Year 2024 Financial Results

•Q2 Total revenues of $159.5 million, an increase of 20% year-over-year, while expanding margins

•Q2 Recurring revenue of $147.2 million, an increase of 18% year-over-year

•Raised FY’24 revenue guidance to $650 - $656 million, an increase of 19% year-over-year at the top end of the range

CINCINNATI – February 7, 2024 – Paycor HCM, Inc. (Nasdaq: PYCR) (“Paycor”), a leading provider of human capital management (“HCM”) software, today announced financial results for the second quarter fiscal year 2024, which ended December 31, 2023.

“Paycor’s strong 20% year-over-year revenue growth is the latest demonstration of our success expanding employees and PEPM on our platform,” said Raul Villar, Jr., Chief Executive Officer of Paycor. “Quarterly recurring revenue growth accelerated 2% sequentially driven by continued success up-market and strong year-end form filings while our Embedded HCM Solution gained momentum.”

“We are proud of the operational performance across the business, which delivered margin improvement of 130 basis points year-over-year while we continued to invest in powerful analytics that empower frontline leaders. We remain optimistic about the HCM demand environment and opportunity to deliver strong revenue growth and improved profitability over the longer-term.”

Second Quarter Fiscal Year 2024 Financial Highlights

•Total revenues were $159.5 million, compared to $132.9 million for the second quarter of fiscal year 2023.

•Operating loss was $26.2 million, compared to $31.6 million for the second quarter of fiscal year 2023.

•Adjusted operating income* was $23.3 million, compared to $17.6 million for the second quarter of fiscal year 2023.

•Net loss was $26.2 million, compared to $27.5 million for the second quarter of fiscal year 2023.

•Adjusted net income* was $18.7 million, compared to $13.6 million for the second quarter of fiscal year 2023.

*Adjusted operating income and adjusted net income are non-GAAP financial measures. Please see the discussion below under the heading "Non-GAAP Financial Measures" and the reconciliations at the end of this press release for information concerning these and other non-GAAP financial measures.

Second Quarter and Recent Business Highlights

•Introduced Pay Benchmarking, providing market salary insights to enable competitive compensation strategies. More real-time data gives leaders greater confidence employees are paid fairly to drive retention and offers are extended at competitive rates.

•Launched Labor Forecasting, empowering leaders to right-size their labor costs to their operations by leveraging historical data and demand data forecasts, such as revenue, sales volume or customer foot traffic, to maximize ROI and service quality.

•Gained momentum with our Embedded HCM Solution, demonstrated by robust sales among existing partners and a growing pipeline of interested partners.

Business Outlook

Based on information as of today, February 7, 2024, Paycor is issuing the following financial guidance:

Third Quarter Ending March 31, 2024:

•Total revenues in the range of $185 - $187 million.

•Adjusted operating income* in the range of $45 - $46 million.

Fiscal Year Ending June 30, 2024:

•Total revenues in the range of $650 - $656 million.

•Adjusted operating income* in the range of $104 - $108 million.

*We are unable to reconcile forward-looking adjusted operating income to forward-looking loss from operations, the most closely comparable GAAP financial measure, because the information needed to provide a complete reconciliation is unavailable at this time without unreasonable effort.

Conference Call Information

Paycor will host a conference call today, February 7, 2024, at 5:00 p.m. Eastern Time to discuss its financial results and guidance. To access this call, dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). The access code is 13741610. A live webcast and replay of the event will be available on the Paycor Investor Relations website at investors.paycor.com.

About Paycor

Paycor’s human capital management (HCM) platform modernizes every aspect of people management, from recruiting, onboarding, and payroll to career development and retention, but what really sets us apart is our focus on leaders. For more than 30 years, we’ve been listening to and partnering with leaders, so we know what they need: a unified HR platform, easy integration with third party apps, powerful analytics, talent development tools, and configurable technology that supports specific industry needs. That’s why more than 30,000 customers trust Paycor to help them solve problems and achieve their goals.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, our business outlook, our business strategy and plans, our objectives for future operations, and any statements of a general economic or industry specific nature, are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely,” “outlook,” “potential,” “targets,” “contemplates,” or the negative or plural of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our most recent Annual Report on Form 10-K, as well as in our other filings with the Securities and Exchange Commission. We believe that these risks include, but are not limited to: our ability to manage our growth effectively; the potential unauthorized access to our customers’ or their employees’ personal data as a result of a breach of our or our vendors’ security measures; the expansion and retention of our direct sales force with qualified and productive persons and the related effects on the growth of our business; the impact on customer expansion and retention if implementation, user experience, customer service, or performance relating to our solutions is not satisfactory; the timing of payments made to employees and taxing authorities relative to the timing of when a customer’s electronic funds transfers are settled to our account; future acquisitions of other companies’ businesses, technologies, or customer portfolios; the continued service of our key executives; our ability to innovate and deliver high-quality, technologically advanced products and services; our ability to attract and retain qualified personnel; the proper operation of our software; our relationships with third parties; the ongoing effects of inflation, supply chain disruptions, labor shortages and other adverse macroeconomic conditions in the market in which we and our customers operate; and the impact of an economic downturn or recession in the United States or global economy. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations and assumptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to publicly update any forward-looking statement after the date of this report, whether as a result of new information, future developments or otherwise, or to conform these statements to actual results or revised expectations, except as may be required by law.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures in this press release and on the related teleconference call: adjusted gross profit, adjusted gross profit margin, adjusted operating income, adjusted operating income margin, adjusted sales and marketing expense, adjusted general and administrative expense, adjusted research and development expense, adjusted net income, adjusted net income per share, adjusted free cash flow and adjusted free cash flow margin. Management believes these non-GAAP measures are useful in evaluating our core operating performance and trends to prepare and approve our annual budget, and to develop short-term and long-term operating plans. Management believes that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. We define (i) adjusted gross profit as gross profit before amortization of intangible assets, stock-based compensation expense, and other certain corporate expenses, in each case that are included in costs of recurring revenues, (ii) adjusted gross profit margin as adjusted gross profit divided by total revenues, (iii) adjusted operating income as loss from operations before amortization of acquired intangible assets and naming rights, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to acquisitions, (iv) adjusted operating income margin as adjusted operating income divided by total revenues, (v) adjusted sales and marketing expense as sales and marketing expenses before amortization of naming rights, stock-based compensation expense and other certain corporate expenses, (vi) adjusted general and administrative expense as general and administrative expenses before amortization of acquired intangible assets, stock-based compensation expense, exit costs due to exiting leases of certain facilities and other certain corporate expenses, (vii) adjusted research and development expense as research and development expenses before stock-based compensation expense and other certain corporate expenses, (viii) adjusted net income as loss before benefit for income taxes after adjusting for amortization of acquired intangible assets and naming rights, accretion expense associated with the naming rights, change in fair value of contingent consideration, stock-based compensation expense, gain or loss on the extinguishment of debt, exit costs due to exiting leases of certain facilities and other certain corporate expenses, such as costs related to acquisitions, all of which are tax effected by applying an adjusted effective income tax rate, (ix) adjusted net income per share as adjusted net income divided by adjusted shares outstanding, which includes potentially dilutive securities excluded from the GAAP dilutive net loss per share calculation, (x) adjusted free cash flow as cash provided (used) by operating activities less the purchase of property and equipment and internally developed software costs, excluding other certain corporate expenses, which are included in cash provided (used) by operating activities and (xi) adjusted free cash flow margin as adjusted free cash flow divided by total revenues.

Other certain corporate expenses presented include one-time costs related to secondary offerings, restructuring costs, professional, consulting and other costs, transaction expenses and other costs and costs associated with the implementation of a new enterprise-resource planning system.

The non-GAAP financial measures presented in this press release and discussed on the related teleconference call are not measures of financial performance under GAAP and should not be considered a substitute for gross profit, gross margin, operating income, operating income margin, sales and marketing expense, general and administrative expense, research and development expense, net income, diluted net income per share and cash provided (used) by operating activities. Non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. The non-GAAP financial measures that we present may not be comparable to similarly titled measures used by other companies. A reconciliation is provided below under “Reconciliations of Non-GAAP Measures to GAAP Measures,” for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Investor Relations:
Rachel White
513-954-7388
IR@paycor.com

Media Relations:
Carly Pennekamp
513-954-7282
PR@paycor.com

Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except share amounts)

	December 31, 2023	June 30, 2023
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$61,719	$95,233
Accounts receivable, net	44,945	30,820
Deferred contract costs	63,290	54,448
Prepaid expenses	12,861	10,448
Other current assets	9,307	2,581
Current assets before funds held for clients	192,122	193,530
Funds held for clients	1,325,163	1,049,156
Total current assets	1,517,285	1,242,686
Property and equipment, net	36,893	34,573
Operating lease right-of-use assets	15,346	16,834
Goodwill	767,193	767,738
Intangible assets, net	214,081	260,472
Capitalized software, net	61,652	53,983
Long-term deferred contract costs	177,843	162,657
Other long-term assets	2,921	2,232
Total assets	$2,793,214	$2,541,175
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$25,510	$28,350
Accrued expenses and other current liabilities	29,290	24,119
Accrued payroll and payroll related expenses	32,521	43,858
Deferred revenue	13,361	13,083
Current liabilities before client fund obligations	100,682	109,410
Client fund obligations	1,325,792	1,053,926
Total current liabilities	1,426,474	1,163,336
Deferred income taxes	12,940	18,047
Long-term operating leases	14,602	16,061
Other long-term liabilities	70,937	70,047
Total liabilities	1,524,953	1,267,491
Commitments and contingencies
Stockholders' equity:
Common stock $0.001 par value per share, 500,000,000 shares authorized, 177,634,296 shares outstanding at December 31, 2023 and 176,535,236 shares outstanding at June 30, 2023	178	177
Treasury stock, at cost, 10,620,260 shares at December 31, 2023 and June 30, 2023	(245,074)	(245,074)
Preferred stock, $0.001 par value, 50,000,000 shares authorized, — shares outstanding at December 31, 2023 and June 30, 2023	—	—
Additional paid-in capital	2,049,501	2,011,194
Accumulated deficit	(536,340)	(489,495)
Accumulated other comprehensive loss	(4)	(3,118)
Total stockholders' equity	1,268,261	1,273,684
Total liabilities and stockholders' equity	$2,793,214	$2,541,175

 Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share amounts)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenues:
Recurring and other revenue	$147,232	$124,982	$279,940	$239,151
Interest income on funds held for clients	12,309	7,882	23,189	12,016
Total revenues	159,541	132,864	303,129	251,167
Cost of revenues	55,125	46,184	106,503	89,369
Gross profit	104,416	86,680	196,626	161,798
Operating expenses:
Sales and marketing	57,753	51,913	110,531	100,108
General and administrative	56,173	52,461	104,922	100,372
Research and development	16,665	13,875	30,720	26,277
Total operating expenses	130,591	118,249	246,173	226,757
Loss from operations	(26,175)	(31,569)	(49,547)	(64,959)
Other (expense) income:
Interest expense	(1,153)	(404)	(2,397)	(1,491)
Other	(1,745)	66	(814)	511
Loss before benefit for income taxes	(29,073)	(31,907)	(52,758)	(65,939)
Income tax benefit	(2,824)	(4,444)	(5,913)	(9,424)
Net loss	$(26,249)	$(27,463)	$(46,845)	$(56,515)
Basic and diluted net loss per share	$(0.15)	$(0.16)	$(0.26)	$(0.32)
Weighted average common shares outstanding:
Basic and diluted	177,567,397	175,830,554	177,260,396	175,671,565

 Paycor HCM, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Six Months Ended
	December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(46,845)	$(56,515)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,997	2,396
Amortization of intangible assets and software	68,312	61,094
Amortization of deferred contract costs	29,876	21,094
Stock-based compensation expense	35,964	37,635
Deferred tax benefit	(5,937)	(9,533)
Bad debt expense	2,870	2,023
Loss on sale of investments	142	209
Loss on foreign currency exchange	4	376
(Gain) loss on lease exit	(29)	818
Naming rights accretion expense	2,061	1,314
Change in fair value of contingent consideration	2,816	—
Other	44	44
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(17,003)	(12,184)
Prepaid expenses and other assets	(7,487)	(3,474)
Accounts payable	(3,207)	5,715
Accrued liabilities and other	(10,892)	(21,783)
Deferred revenue	255	(202)
Deferred contract costs	(53,904)	(47,525)
Net cash provided by (used in) operating activities	37	(18,498)
Cash flows from investing activities:
Purchases of client funds available-for-sale securities	(151,939)	(320,191)
Proceeds from sale and maturities of client funds available-for-sale securities	103,453	214,017
Purchase of property and equipment	(2,068)	(2,621)
Acquisition of intangible assets	(4,133)	(5,074)
Acquisition of businesses, net of cash acquired	(28)	(18,791)
Internally developed software costs	(25,308)	(18,672)
Net cash used in investing activities	(80,023)	(151,332)
Cash flows from financing activities:
Net change in cash and cash equivalents held to satisfy client funds obligations	270,540	(527,738)
Payment of capital expenditure financing	(3,689)	—
Repayments of debt and finance lease obligations	(536)	(140)
Withholding taxes paid related to net share settlements	(1,829)	(1,727)
Proceeds from exercise of stock options	—	345
Proceeds from employee stock purchase plan	4,172	4,300
Net cash provided by (used in) financing activities	268,658	(524,960)
Impact of foreign exchange on cash and cash equivalents	11	(6)
Net change in cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	188,683	(694,796)
Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, beginning of period	879,046	1,682,923

Cash, cash equivalents, restricted cash and short-term investments, and funds held for clients, end of period	$1,067,729	$988,127
Supplemental disclosure of non-cash investing, financing and other cash flow information:
Capital expenditures in accounts payable	$39	$68
Cash paid for interest	$145	$—
Right-of-use assets obtained in exchange for operating lease liabilities	$—	$6,417
Capital lease asset obtained in exchange for capital lease liabilities	$3,393	$—
Reconciliation of cash, cash equivalents, restricted cash and short-term investments, and funds held for clients to the Consolidated Balance Sheets
Cash and cash equivalents	$61,719	$72,277
Funds held for clients	1,006,010	915,850
Total cash, cash equivalents, restricted cash and short-term investments, and funds held for clients	$1,067,729	$988,127

Reconciliations of Non-GAAP Measures to GAAP Measures

Adjusted Gross Profit and Adjusted Gross Profit Margin (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Gross Profit*	$104,416	$86,680	$196,626	$161,798
Gross Profit Margin	65.4%	65.2%	64.9%	64.4%
Amortization of intangible assets	634	1,300	2,009	2,428
Stock-based compensation expense	2,404	2,105	3,999	4,315
Adjusted Gross Profit*	$107,454	$90,085	$202,634	$168,541
Adjusted Gross Profit Margin	67.4%	67.8%	66.8%	67.1%

*    Gross Profit and Adjusted Gross Profit were burdened by depreciation expense of $0.6 million and $0.5 million for the three months ended December 31, 2023 and 2022, respectively, and $1.2 million and $0.9 million for the six months ended December 31, 2023 and 2022, respectively. Gross Profit and Adjusted Gross Profit were burdened by amortization of capitalized software of $9.2 million and $6.7 million for the three months ended December 31, 2023 and 2022, respectively, and $17.6 million and $13.2 million for the six months ended December 31, 2023 and 2022, respectively. Gross Profit and Adjusted Gross Profit are burdened by amortization of deferred contract costs of $8.8 million and $6.2 million for the three months ended December 31, 2023 and 2022, respectively, and $17.0 million and $11.8 million for the six months ended December 31, 2023 and 2022, respectively.

Adjusted Operating Income (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Loss from Operations	$(26,175)	$(31,569)	$(49,547)	$(64,959)
Operating Margin	(16.4)%	(23.8)%	(16.3)%	(25.9)%
Amortization of intangible assets	24,963	24,673	50,673	47,943
Stock-based compensation expense	23,049	20,684	35,964	37,635
Loss (gain) on lease exit*	115	309	(29)	818
Corporate adjustments**	1,345	3,546	2,156	6,619
Adjusted Operating Income	$23,297	$17,643	$39,217	$28,056
Adjusted Operating Income Margin	14.6%	13.3%	12.9%	11.2%

* Represents exit costs due to exiting leases of certain facilities.
** Corporate adjustments for the three and six months ended December 31, 2023 relate to costs associated with the secondary offering completed in December 2023 (“December 2023 Secondary Offering”) of $0.6 million and $0.6 million, respectively, and professional, consulting, and other costs of $0.7 million and $1.5 million, respectively. Corporate adjustments for the three and six months ended December 31, 2022 relate to costs associated with a secondary offering completed in December 2022 (“December 2022 Secondary Offering”) and September 2022 (“September 2022 Secondary Offering”) of $0.7 million and $2.2 million, respectively, professional, consulting, and other costs of $1.5 million and $2.5 million, respectively, and transaction expenses and other costs of $1.3 million and $1.9 million, respectively.

Adjusted Operating Expenses (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Sales and Marketing expense	$57,753	$51,913	$110,531	$100,108
Amortization of intangible assets	(1,058)	(1,240)	(2,117)	(2,067)
Stock-based compensation expense	(7,224)	(8,663)	(11,542)	(16,097)
Adjusted Sales and Marketing expense	$49,471	$42,010	$96,872	$81,944
General and Administrative expense	$56,173	$52,461	$104,922	$100,372
Amortization of intangible assets	(23,272)	(22,133)	(46,548)	(43,448)
Stock-based compensation expense	(9,951)	(7,261)	(15,023)	(12,597)
(Loss) gain on lease exit*	(115)	(309)	29	(818)
Corporate adjustments**	(1,345)	(3,546)	(2,156)	(6,619)
Adjusted General and Administrative expense	$21,490	$19,212	$41,224	$36,890
Research and Development expense	$16,665	$13,875	$30,720	$26,277
Stock-based compensation expense	(3,470)	(2,655)	(5,400)	(4,626)
Adjusted Research and Development expense	$13,195	$11,220	$25,320	$21,651

* Represents exit costs due to exiting leases of certain facilities.
**    Corporate adjustments for the three and six months ended December 31, 2023 relate to costs associated with the December 2023 Secondary Offering of $0.6 million and $0.6 million, respectively, and professional, consulting, and other costs of $0.7 million and $1.5 million, respectively. Corporate adjustments for the three and six months ended December 31, 2022 relate to costs associated with the December 2022 Secondary Offering and September 2022 Secondary Offering of $0.7 million and $2.2 million, respectively, professional, consulting, and other costs of $1.5 million and $2.5 million, respectively, and transaction expenses and other costs of $1.3 million and $1.9 million, respectively.

Adjusted Net Income and Adjusted Net Income Per Share (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net loss before benefit for income taxes	$(29,073)	$(31,907)	$(52,758)	$(65,939)
Amortization of intangible assets	24,963	24,673	50,673	47,943
Naming rights accretion expense	1,031	421	2,061	1,314
Change in fair value of contingent consideration	2,816	—	2,816	—
Stock-based compensation expense	23,049	20,684	35,964	37,635
Loss (gain) on lease exit*	115	309	(29)	818
Corporate adjustments**	1,345	3,546	2,156	6,619
Non-GAAP adjusted income before applicable income taxes	24,246	17,726	40,883	28,390
Income tax effect on adjustments***	(5,577)	(4,077)	(9,403)	(6,530)
Adjusted Net Income	$18,669	$13,649	$31,480	$21,860

Adjusted Net Income Per Share	$0.11	$0.08	$0.18	$0.12
Adjusted shares outstanding****	177,740,047	176,211,150	177,537,308	176,072,284

* Represents exit costs due to exiting leases of certain facilities.
** Corporate adjustments for the three and six months ended December 31, 2023 relate to costs associated with the December 2023 Secondary Offering of $0.6 million and $0.6 million, respectively, and professional, consulting, and other costs of $0.7 million and $1.5 million, respectively. Corporate adjustments for the three and six months ended December 31, 2022 relate to costs associated with the December 2022 Secondary Offering and September 2022 Secondary Offering of $0.7 million and $2.2 million, respectively, professional, consulting, and other costs of $1.5 million and $2.5 million, respectively, and transaction expenses and other costs of $1.3 million and $1.9 million, respectively.

*** Non-GAAP adjusted income before applicable income taxes is tax effected using an adjusted effective income tax rate of 23.0% for the three and six months ended December 31, 2023, respectively, and 23.0% for the three and six months ended December 31, 2022, respectively.
**** The adjusted shares outstanding for the three and six months ended December 31, 2023 and 2022, respectively, are based on the if-converted method and include potentially dilutive securities that are excluded from the U.S. GAAP dilutive net income per share calculation because including them would have an anti-dilutive effect.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	December 31, 2023	December 31, 2022	December 31, 2023	December 31, 2022
Net cash provided by (used in) operating activities	$26,166	$5,603	$37	$(18,498)
Purchase of property and equipment	(633)	(2,290)	(2,068)	(2,621)
Internally developed software costs	(12,054)	(9,576)	(25,308)	(18,672)
Corporate adjustments*	1,345	3,546	2,156	6,619
Adjusted Free Cash Flow	$14,824	$(2,717)	$(25,183)	$(33,172)
Adjusted Free Cash Flow Margin	9.3%	(2.0)%	(8.3)%	(13.2)%

* Corporate adjustments for the three and six months ended December 31, 2023 relate to costs associated with the December 2023 Secondary Offering of $0.6 million and $0.6 million, respectively, and professional, consulting, and other costs of $0.7 million and $1.5 million, respectively. Corporate adjustments for the three and six months ended December 31, 2022 relate to costs associated with the December 2022 Secondary Offering and September 2022 Secondary Offering of $0.7 million and $2.2 million, respectively, professional, consulting, and other costs of $1.5 million and $2.5 million, respectively, and transaction expenses and other costs of $1.3 million and $1.9 million, respectively.